                                                                    EXHIBIT 99.1


            CLICK2LEARN ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS

BELLEVUE, WA -- APRIL 4, 2002 -- Click2learn, Inc. (Nasdaq: CLKS) today announced preliminary results for its first quarter ended March 31, 2002.

Click2learn expects to report total revenue of approximately $7.5 to $8.0 million for the first quarter of 2002, and a pro forma net loss for the quarter of approximately $2.8 to $3.2 million, or $0.12 to $0.13 per share. The loss excludes the previously announced $2.5 million write-off associated with the divestiture of the company's custom development business. On a GAAP basis, net loss is expected to be approximately $5.3 to $5.7 million, or $0.22 to $0.24 per share. Click2learn will report detailed first quarter results on April 25, 2002.

"Although we continue to see tremendous interest by some of the world's largest corporations in our groundbreaking Aspen platform, Click2learn's performance in the first quarter was adversely affected due primarily to one significant Aspen licensing deal that was unexpectedly canceled," said Kevin Oakes, Chairman and Chief Executive Officer. "It is disappointing to pre-announce the results for the quarter due to an underperformance against market expectations. However, we remain positive about the future."

"The scope and magnitude of the opportunities we have in our sales pipeline indicates to me that our customers and prospects are very enthusiastic about our Aspen Enterprise Learning platform, and that our technology is viewed by the industry as the market leader," continued Oakes. "I have never been more confident in Click2learn's long-term prospects for growth and profitability."

FINANCIAL GUIDANCE

"Due to the unpredictable capital spending processes we are seeing in many organizations today, it is a difficult environment in which to provide accurate quarterly forecasting," said John Atherly, Chief Financial Officer. "Our visibility on future quarters may be unexpectedly affected in this economic environment, and so we have adjusted our guidance for the second quarter accordingly."

For the second quarter of 2002 the company expects total revenue to be approximately $10.3 million, with a pro forma net loss of approximately $800,000. The Company significantly reduced its cost structure in 2001 and does not expect to make further material reductions. Click2learn's balance sheet remains strong, and the company expects to achieve positive cash flow in the second quarter of 2002.

INVESTOR CONFERENCE CALL

Click2learn will hold an investor conference call today at 2:00 PM Pacific (5:00 PM Eastern). The live audio of the conference call will be accessible to the public via webcast at www.click2learn.com/investor or via phone at (888) 368-4278. A replay of the conference call will be available approximately two hours after the call ends via archived webcast at the same URL, and via phone through April 8 at (800) 642-1687 or (706) 645-9291 and enter ID# 3768955.

ABOUT CLICK2LEARN

Click2learn (NASDAQ: CLKS) is a provider of enterprise software for Global 2000 organizations seeking to capture, manage and disseminate knowledge throughout their extended enterprise. Using Click2learn's Aspen Enterprise Learning Platform, organizations can deploy highly interactive, personalized learning initiatives to achieve strategic business objectives. Many of the world's best-known corporations use Click2learn's technology to improve workforce performance, educate customers, and publish large volumes of learning content. Click2learn's clients include Albertson's, American Airlines, AstraZeneca, Century 21, Fidelity Investments, Fujitsu, Microsoft, Pfizer, Symantec, and Towers Perrin.

Based in Bellevue, Washington, Click2learn [www.click2learn.com, 800.448.6543] operates offices in the United States, Canada, and Europe.

The financial results in this release are preliminary and have not been reviewed by our auditors. They should not be considered a complete disclosure of our quarterly results. This announcement contains forward-looking statements that involve risks and uncertainties, including information contained in this document where statements are preceded by, followed by or include the words "believes," "plans," "intends," "expects,"

"anticipates" or similar expressions. Such statements include financial guidance for any future period. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include general economic conditions, market acceptance of our e-learning solutions and competing e-learning offerings, revenue mix and the timing of closing sales, the ability to successfully implement our solutions and increase revenues, the ability to successfully address technological developments and standards and the risk factors set forth in our filings with the Securities and Exchange Commission.

                                       ###